EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We have issued our reports dated March 15, 2012, with respect to the consolidated financial statements, schedule and internal control over financial reporting included in the Annual Report of Reading International, Inc. on Form 10-K for the year ended December 31, 2011. We hereby consent to the incorporation by reference of said reports in the Registration Statements of Reading International, Inc. on Form S-8 (File No. 333-36277) and on Form S-3 (File No. 333-162581).

/s/ GRANT THORNTON LLP Los Angeles, California March 15, 2012